EXHIBIT 10.10

ASSIGNMENT  AND ASSUMPTION AGREEMENT

THIS AGREEMENT (“Agreement”) is made as of October 4, 2010 (“Effective Date”) between Royal Style Design, Inc., a Florida corporation (“Assignor”) and Royal Style Design Developments, Inc. (“Assignee), in connection with merger of Assignor into Diversified Global Holdings Group, Inc., effective the date of this Agreement (the “Merger”), and the assumption by the Assignee of certain obligations described below.

1. RECITALS

WHEREAS, Assignor has entered into an Agreement and Plan of Merger, dated as of the date of this Agreement the (“Merger Agreement”), in connection with the Merger; and

WHEREAS, the Merger Agreement provides for the transfer of the operating construction business of Assignor to a successor corporation, Assignee, as of the effective date of the Merger, subject to all liabilities of Assignor related to such business.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the following:

2. AGREEMENT

1.
Assignment.  Assignor hereby assigns, grants and transfers to Assignee all ownership interests in and to the operating construction business conducted by Assignor (“Rights”), to the extent such ownership interests and Rights are owned and controlled by Assignor.

2.
Assumption of Obligations: Assignee hereby expressly assumes all of the debts, liabilities and other obligations of the operating construction business conducted by Assignor, whether known or unknown, contingent or fixed, to the extent such obligation exists on the date hereof; and shall indemnify and hold Assignor harmless from and against all of such debts, liabilities and obligations.

3.	Representations and Warranties - Assignor. Assignor represents and warrants that:
a.
Assignor is the sole owner of all ownership interests and Rights herein sold, transferred, granted, assigned and conveyed and purported to be sold, transferred, granted, assigned or conveyed to Assignee and has the full and sole right and authority to sell, transfer, grant, assign and convey such ownership interests and Rights; and

b.
No part of the said Ownership Interests and Rights herein conveyed has in any way been encumbered, conveyed, granted or otherwise disposed of and all such ownership interests and Rights are therefore free and clear of any and all liens, claims, charges or encumbrances whatsoever in favor of any party whatsoever, except as disclosed in the financial statements of Assignor.

4.
Representations and Warranties - Assignee.  Assignee represents and warrants that it has the legal right and capacity to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder; and that this Agreement has been duly executed and delivered by Assignee and constitutes the valid and binding obligation of Assignee, enforceable against it in accordance with its terms.

5.
No Partnership, Etc.  Nothing herein contained shall constitute a partnership between, or joint venture by, the parties hereto or constitute either party the agent of the other.  This Agreement is not for the benefit of any third party and shall not be deemed to give any right or remedy to any third party whether referred to herein or not.

6.	Waiver of Breach. No waiver by either party of any breach of this Agreement shall be deemed a waiver of any preceding or succeeding breach hereof.

7.
Effect of Invalidity.  Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any material statute, law, ordinance, order or regulation contrary to which the parties hereto have no legal right to contract, the latter shall prevail, but in such event any provision of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements.

8.	Section Heading. Section headings as used in this Agreement are for convenience only and are not a part hereof, and shall not be used to interpret any provision of this Agreement.

9.
Governing Law.  THE SUBSTANTIVE LAWS (AS DISTINGUISHED FROM THE CHOICE OF LAW RULES) OF THE STATE OF FLORIDA AND THE UNITED STATES OF AMERICA APPLICABLE TO CONTRACTS MADE AND PERFORMED ENTIRELY IN FLORIDA AND WHERE THE RELEVANT CONTACTS ARE WITH SUCH STATE SHALL GOVERN (i) THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, (ii) THE PERFORMANCE BY THE PARTIES OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER, AND (iii) ALL OTHER CAUSES OF ACTION (WHETHER SOUNDING IN CONTRACT OR IN TORT) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TERMINATION OF THIS AGREEMENT. FOR THE PURPOSES HEREOF, ASSIGNEES HEREBY SUBMIT AND SUBJECT THEMSELVES IRREVOCABLY TO THE PERSONAL JURISDICTION OF THE FLORIDA STATE AND FEDERAL COURTS.

10.
Entire Agreement.  This Agreement expresses the entire understanding of the parties hereto and replaces any and all former agreements, understandings and representations relating in any way to the subject matter hereof, including, without limitation, any previous agreements between Assignor and Assignee.  No modification, alteration or amendment of this Agreement shall be valid or binding unless it is in writing and signed by the party to be charged with such modification, alteration or amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement, which shall be effective as of the Effective Date written above.

ASSIGNOR:                                                                                     ASSIGNEE:

ROYAL STYLE DESIGN, INC.                                                                           ROYAL STYLE DESIGN DEVELOPMENTS, INC.
/s/ Richard Lloyd                                                                                                /s/ Richard Lloyd
By: _____________________________                                                     By: _____________________________
Its:           Chief Executive Officer                                                                                   Its:  Chief Executive Officer